SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): MARCH 10, 1997

                         PRIDE PETROLEUM SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           LOUISIANA                0-16963                  76-0069030
       (State or other juris-   (Commission File Number) (IRS Employer
       diction of incorporation)                           Identification No.)

          1500 CITY WEST BLVD., SUITE 400
                 HOUSTON, TEXAS                              77042
          (Address of principal executive offices)          (Zip Code)

        Registrant's telephone number, including area code: 713/789-1400

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ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

               On March 10, 1997, Pride Petroleum Services, Inc. (the "Company") acquired the capital stock of the operating subsidiaries of Forasol-Foramer N.V. ("Forasol-Foramer") for aggregate consideration of approximately $113.2 million in cash and 11.1 million shares of the Company's common stock, which was negotiated at arms' length. The sellers had no material relationship with the buyer. Pursuant to the Purchase Agreement (the "Purchase Agreement") dated as of December 16, 1996 by and among the Company, Forasol-Foramer and certain controlling shareholders of Forasol-Foramer, the shareholders of Forasol-Foramer received 0.66 shares of the Company's common stock and $6.80 in cash for each Forasol-Foramer common share held by them. Of the cash portion of the purchase price, $87.5 million was funded out of working capital, including the net proceeds from the sale of the Company's domestic well servicing operations in February 1997, and $25.7 million was funded out of borrowings under a Credit Agreement dated as of March 6, 1997 among the Company, each of the banks that are or may be a party thereto, First National Bank of Commerce, as arranger and syndication agent, and Wells Fargo Bank (Texas), National Association, as administrative and documentation agent. Borrowings under the Credit Agreement mature in March 2002 and bear interest at a variable rate based on either the prime rate or LIBOR, currently 7.44%.

               Forasol-Foramer's operating subsidiaries provide onshore and offshore drilling, workover and related services in more than 15 countries, operating a diverse fleet of two semisubmersible rigs, three jackup rigs, seven tender-assisted rigs, four barge rigs and 29 land-based rigs. The Company intends to continue to conduct the business of the operating subsidiaries of Forasol-Foramer in the manner previously conducted.

               References to the Purchase Agreement set forth herein do not purport to be complete and are qualified in their entirety by the provisions of the Purchase Agreement, which is incorporated herein by reference to the exhibit referred to below under Item 7(c).

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

        (a)    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

               Provision of financial statements for Forasol-Foramer required by this item within 15 days is impracticable. The required financial statements will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 60 days after this Report is required to be filed.

        (b)    PRO FORMA FINANCIAL INFORMATION.

               Provision of pro forma financial information for the Company required by this item within 15 days is impracticable. The required pro forma financial information will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 60 days after this Report is required to be filed.

        (c)    EXHIBITS.

        2.1    --     Purchase Agreement dated as of December 16, 1996 by and
                      among Pride Petroleum Services, Inc., Forasol-Foramer N.V.
                      and certain shareholders of Forasol-Foramer N.V.
                      (incorporated by reference to Appendix A of the

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                      Company's Proxy Statement/Prospectus dated January 31,
                      1997 (File No. 0-16963)).

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                                    SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PRIDE PETROLEUM SERVICES, INC.

                                      By:   /S/ EARL MCNIEL
                                                Earl McNiel
                                                Vice President and Chief
                                                Financial Officer

Date: March 25, 1997

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